Exhibit 99.3

EXECUTIVE CHAIRMAN AGREEMENT

THIS AGREEMENT (the “Agreement”), dated as of October 19, 2006, is made and entered into by and between Peter V. Leparulo (“Leparulo”) and Novatel Wireless, Inc., a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, on October 19, 2006, the Board of Directors elected Leparulo as Executive Chairman of the Company to become effective November 17, 2006;

WHEREAS, Leparulo shall resign from his position as chief executive officer with the Company effective November 17, 2006, (the “Resignation Date”) but shall remain and continue in service of the Company as a member of the Company’s Board of Directors and as Executive Chairman of the Board of Directors; and

WHEREAS, the Company wishes to retain Leparulo’s services for a period until at least March 31, 2007 as Executive Chairman of the Board;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

TERMS

1. Time Period. Commencing November 17, 2006, Leparulo shall serve as Executive Chairman of the Board of Directors under the terms specified herein, and employment in this capacity shall continue at least through and including March 31, 2007. Commencing January 1, 2007, this Agreement may be terminated by Leparulo or the Board of Directors for any reason upon ninety (90) days prior written notice to the other party. The period of time in which Leparulo serves as Executive Chairman of the Board of Directors of the Company shall be referred to as the “Term”. Leparulo’s compensation and benefits during the Term shall be as specified in this Agreement. Termination of this Agreement and Leparulo’s role as Executive Chairman shall have no effect on Leparulo’s role as a member of the Board of Directors.

2. Executive Chairman Role. In his rendering of services for the benefit of the Company, Leparulo shall provide the Company, the Company’s Board of Directors, and the Company’s executive officers with such advice as any of them may reasonably request in connection with the business and operations of the Company consistent with his position as Executive Chairman of the Board of Directors, including but not limited to the following:

(1) participate in the search for a chief executive officer of the Company;

(2) facilitate the transition of the position of chief executive officer with customers, shareholders and employees;

(3) develop and advise the Board of Directors on strategic growth initiatives for the Company, including merger or acquisitions;

(4) make himself available as reasonably requested by the Board of Directors or executive officers of the Company to fulfill such other duties as may be reasonably requested, consistent with his status as the current Executive Chairman of the Board of Directors and the former chief executive officer of the Company and other applicable provisions of this Agreement.

3. Consideration for Services. During the Term, the Company agrees to continue to pay Leparulo an annual base salary of $420,000 (the “Salary”) paid in periodic installments in accordance with the Company’s regular payroll practices.

4. Expenses. The Company will reimburse Leparulo, pursuant to Company policy and regular business practice, for all reasonable business expenses he incurs during the Term. For purposes of this paragraph, “reasonable business expenses” shall include, without limitation, travel, telephone, hotel and meal expenses. Leparulo will submit written detailed invoices for any reimbursable expenses incurred under this Agreement. Such invoices are to be submitted to the Company’s financial department.

5. Continuation of Benefits. During the Term, Leparulo shall be entitled to participate in all benefits of the Company as accorded other senior executive officers of the Company (excluding annual cash bonus, which is instead addressed in other paragraphs of the Agreement). Leparulo shall also be entitled to participate in all employee benefit plans or programs of the Company on the same basis as the other senior executives of the Company (including, without limitation, the Company’s group health and dental insurance plans, insurance, or providers, as applicable) and at least to the same extent Leparulo and they currently participate, and the Company will pay the premium cost of such participation, to the same extent currently paid.

6. Bonus. Leparulo shall be entitled to a pro rata amount of his bonus for the 2006 fiscal year, which shall be an amount equal to seventy-five percent (75%) of his Salary (“Target Amount”) in the same proportion of such Target Amount as the highest percentage of the respective target amount accorded to another executive of the Company. For example, if the highest percentage of an executive’s 2006 targeted bonus amount that is paid for fiscal year 2006 is 90% of the targeted bonus amount for such executive, Leparulo shall be entitled to receive for 2006 90% of his Target Amount (75% of his Salary multiplied by 0.9), pro rated for the length of time in 2006 that Leparulo served as chief executive officer of the Company. Such bonus shall be paid to Leparulo in a single installment at such time as bonuses are paid to the Company’s senior executives.

7. Continued Vesting of Equity Awards. Any outstanding stock options, restricted stock and other equity awards granted to Leparulo under the Novatel Wireless 1997 Employee Stock Option Plan (the “1997 Plan”), 2000 Stock Incentive Plan (the “2000 Plan”), whether in his former capacity as chief executive officer or otherwise and whether awarded before or after the date of this Agreement, shall continue to vest while he remains in “Service” to the Company (as defined in the 1997 Plan and the 2000 Plan), and as to his stock options and restricted stock, shall not expire until the period prescribed in the applicable award agreements (as listed on Exhibit A hereto and as currently in effect) following the end of his Service with the Company in all capacities. For the avoidance of doubt, notwithstanding Leparulo’s resignation as chief executive officer of the Company, the parties agree that Leparulo remains in the continuous “Service” of the Company for purposes of the 1997 Plan, the 2000 Plan, and each of these equity awards while he is either Executive Chairman as provided hereunder, or while he is a member of the Board of Directors, or while he is serving in any similar capacity.

8. Office Space. During the time Leparulo serves as Executive Chairman of the Board of the Company, the Company shall make office space available for Leparulo to use at the Company’s headquarters in San Diego, California.

9. Covenant. Leparulo undertakes to maintain confidentiality on all confidential information relating to the business of the Company and at the end of the Term to return all documents and other property of the Company. Leparulo’s obligations pursuant to this Paragraph 9 shall survive the term of this Agreement.

10. No Other Authority. Leparulo shall have no responsibility or duties to the Company other than as provided herein.

11. Legal Expenses. Leparulo shall be entitled to prompt reimbursement by the Company for all reasonable legal fees incurred by Leparulo in connection with the negotiation and completion of this Agreement; provided, however, that Leparulo shall properly account for such expenses in accordance with the Company’s policies and procedures. The Company’s obligation pursuant to this Paragraph 11 shall survive the term of this Agreement.

12. Entire Agreement. This Agreement, together with the agreements listed on Exhibit A and any other agreements relating to stock options or equity awards or agreements, represents the final, complete and exclusive embodiment of the entire agreement and understanding between the Company and Leparulo concerning his services to the Company as Executive Chairman, and supersedes and replaces any and all agreements and understandings (other than the agreements listed on Exhibit A and any other agreements relating to stock options or equity awards or agreements) concerning Leparulo’s role as Executive Chairman of the Board. This Agreement may only be amended in a writing signed by Leparulo and the Board of Directors.

13. Severability. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement.

14. Notices. All notices required or permitted to be given under this Agreement must be in writing and may be given by any method of delivery which provides evidence or confirmation of receipt including but not limited to personal delivery, express courier (such as Federal Express) and prepaid certified or registered mail with return receipt requested. Notices shall be deemed to have been given and received on the date of actual receipt or, if either of the following dates is applicable and is earlier, then on such earlier date: one (1) business day after sending, if sent by or express courier; or three (3) business days after deposit in the U.S. mail, if sent by certified or registered mail. Notices shall be given and/or addressed to the respective parties at the following addresses:

To the Company:	Novatel Wireless, Inc. Attn: General Counsel 9645 Scranton Road, Suite 205 San Diego, California 92121-1764

To Leparulo:	At the address set forth in the corporate records of the Company

Any party may change its address for the purpose of this paragraph by giving written notice of such change to the other party in the manner herein provided.

15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of California.

16. Binding Effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that Leparulo shall not delegate or assign any of his duties hereunder.

17. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the respective dates written below.

LEPARULO:

/s/ Peter V. Leparulo
Peter V. Leparulo

Date: October 19, 2006

NOVATEL WIRELESS, INC.

By:	/s/ Robert Getz
Name: Robert Getz
Title: Director

Date:	October 19, 2006

By:	/s/ David Werner
Name: David Werner
Title: Director

Date:	October 19, 2006

EXHIBIT A

LIST OF STOCK OPTION AGREEMENTS AND RESTRICTED STOCK AGREEMENT

[On file with the Company]